                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                            ---------------------------

                                       FORM T-1


                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____
                             -------------------------

                                    CITIBANK, N.A.
                 (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)


                            ---------------------------


                           Southern California Gas Company
                 (Exact name of obligor as specified in its charter)

California                                        95-1240705
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification no.)

555 West Fifth Street
Los Angeles, California                           90013
(Address of Principal Executive Offices)          (Zip Code)

                                  -----------------

                                   Debt Securities
                         (Title of the indenture securities)

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Item 1.   General Information.

               Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                         Address
               ----                                         -------

               Comptroller of the Currency,            Washington, D.C.
               Federal Reserve Bank of New York        New York, NY
               Federal Deposit Insurance Corporation   Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.


               Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation

               None.

Item 16.  List of Exhibits.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit2 - Copy of certificate of authority of the Trustee to commence business.. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1997 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.


                               ---------------------

                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of January, 1998.


                                             CITIBANK, N.A.


                                             By   /s/Arthur W. Aslanian
                                                  ---------------------
                                                  Vice President

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF
                                 CITIBANK, N.A.
OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 1997, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                     ASSETS


                                                             THOUSANDS
                                                             OF DOLLARS

Cash and balances due from de-
     pository institutions:
       Noninterest-bearing balances
       and currency and coin . . . . . . . . . . . . . . .  $     6,529,000
Interest-bearing balances. . . . . . . . . . . . . . . . .       12,319,000
Held-to-maturity securities. . . . . . . . . . . . . . . .                0
Available-for-sale securities. . . . . . . . . . . . . . .       28,477,000
     Federal funds sold and
       securities purchased under
       agreements to resell. . . . . . . . . . . . . . . .       11,422,000
Loans and lease financing receiv-
     ables:
     Loans and Leases, net of un-
     earned income . . . . . . . . . . . . $   151,679,000
     LESS: Allowance for loan
     and lease losses. . . . . . . . . . .       4,253,000
                                           ---------------
Loans and leases, net of un-
     earned income, allowance,
     and reserve . . . . . . . . . . . . . . . . . . . . .      147,426,000
Trading assets . . . . . . . . . . . . . . . . . . . . . .       31,496,000
Premises and fixed assets (includ-
     ing capitalized leases) . . . . . . . . . . . . . . .        3,380,000
Other real estate owned. . . . . . . . . . . . . . . . . .          651,000
Investments in unconsolidated
     subsidiaries and associated com-
     panies. . . . . . . . . . . . . . . . . . . . . . . .        1,284,000
Customers' liability to this bank
     on acceptances outstanding. . . . . . . . . . . . . .        2,023,000
Intangible assets. . . . . . . . . . . . . . . . . . . . .          177,000
Other assets . . . . . . . . . . . . . . . . . . . . . . .        8,745,000
                                                            ---------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . .  $   253,929,000
                                                            ---------------
                                                            ---------------

                    LIABILITIES
Deposits:
     In domestic offices . . . . . . . . . . . . . . . . .  $    35,919,000
     Noninterest-
       bearing . . . . . . . . . . . . . . $    12,462,000
     Interest-
       bearing . . . . . . . . . . . . . .      23,457,000
                                           ---------------
In foreign offices, Edge and
     Agreement subsidiaries, and
     IBFs. . . . . . . . . . . . . . . . . . . . . . . . .      138,955,000
     Noninterest-
       bearing . . . . . . . . . . . . . .       9,790,000
     Interest-
       bearing . . . . . . . . . . . . . .     129,165,000
                                           ---------------
Federal funds purchased and
     securities sold under agree-
     ments to repurchase . . . . . . . . . . . . . . . . .        6,161,000
Trading liabilities. . . . . . . . . . . . . . . . . . . .       24,966,000

Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
     With a remaining maturity of one
     year or less. . . . . . . . . . . . . . . . . . . . .        9,351,000
     With a remaining maturity of more
     than one year through three years . . . . . . . . . .        2,916,000
     With a remaining maturity of more
     than three years. . . . . . . . . . . . . . . . . . .          915,000
Bank's liability on acceptances ex-
     ecuted and outstanding. . . . . . . . . . . . . . . .        2,024,000
Subordinated notes and
debentures . . . . . . . . . . . . . . . . . . . . . . . .        5,400,000
Other liabilities. . . . . . . . . . . . . . . . . . . . .        9,856,000
                                                            ---------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . .  $   236,463,000
                                                            ---------------
                                                            ---------------
                        EQUITY CAPITAL
Perpetual preferred stock
     and related surplus . . . . . . . . . . . . . . . . .                0
Common stock . . . . . . . . . . . . . . . . . . . . . . .  $       751,000
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . .        7,387,000
Undivided profits and capital re-
     reserves. . . . . . . . . . . . . . . . . . . . . . .        9,254,000
Net unrealized holding gains (losses)
     on available-for-sale securities. . . . . . . . . . .          737,000
Cumulative foreign currency
     translation adjustments . . . . . . . . . . . . . . .         (663,000)
                                                            ---------------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . .  $    17,466,000
                                                            ---------------
TOTAL LIABILITIES, LIMITED-
     LIFE PREFERRED STOCK, AND
     EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . .  $   253,929,000
                                                            ---------------
                                                            ---------------


I, Roger W. Trupin, Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                            ROGER W. TRUPIN
                                                                 CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                              PAUL J. COLLINS
                                                                 JOHN S. REED
                                                            WILLIAM R. RHODES
                                                                    DIRECTORS